UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 14, 2006 (March 8, 2006)
QUOVADX, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7600 E. Orchard Road, Suite 300-S, Greenwood Village, CO 80111
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 488-2019
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.01 Entry into a Material Definitive Agreement.
On March 8, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Quovadx, Inc., a Delaware corporation (the “Company” or “Registrant”) approved the Company’s Executive Management 2006 Annual Bonus Incentive Plan (the “2006 Plan”). The 2006 Plan is an annual cash bonus plan in which eligible participants (the Company’s CEO and each executive officer reporting directly to the CEO) may be awarded cash bonuses based on the achievement of goals relating to the overall performance of the Company relative to specific revenue and net income targets under the Company’s 2006 Annual Operating Plan adopted by the Board of Directors (2006 AOP) and, except in the case of the CEO, the performance of individual objectives. The target bonus is determined as a percentage of each participant’s base salary, ranging from 30% to 50% as set forth in each individual’s employment agreement. Under the 2006 Plan, no bonus will be payable unless the net income/loss objective of the 2006 AOP is met; maximum payment in the event of overachievement of the 2006 AOP is 150% of the target bonus amount.

Item	9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Exhibit
99.1	Quovadx, Inc. Executive Management 2006 Annual Bonus Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOVADX, INC.

Date: March 14, 2006

/s/ Linda K. Wackwitz Linda K. Wackwitz Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit
99.1	Quovadx, Inc. Executive Management 2006 Annual Bonus Incentive Plan